Exhibit 10.1

AETHER HOLDINGS, INC.

2006 LONG-TERM EQUITY INCENTIVE PLAN

ARTICLE I

Purpose of Plan

This plan shall be known as the Aether Holdings, Inc. 2006 Long-Term Equity Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of Aether Holdings, Inc. (the ‘‘Company”), and its Subsidiaries by (i) providing certain directors, employees and consultants who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the long-term success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of Incentive Stock Options or Non-Qualified Stock Options, stock appreciation rights (“SARs”), either alone or in tandem with Options, restricted stock, or any combination of the foregoing may be made under the Plan.

ARTICLE II

Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, as to any specified Person, (i) any stockholder, equity owner, officer or director of such Person and any family members of such stockholder, equity owner, officer or director or (ii) any other Person which, directly or indirectly, controls, is controlled by, employed by or is under common control with, any of the foregoing. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” shall mean the Board of Directors of the Company.

“Cause” means (x) for any employee party to an employment agreement, termination of such employee’s employment with the Company or any of its Subsidiaries for reasons constituting “cause” as defined in such employment agreement, and (y) for any other employee, the occurrence of one or more of the following events:

(a) the conviction of a felony or a crime involving moral turpitude or the commission of any act involving dishonesty, disloyalty or fraud with respect to the Company or any of its subsidiaries or affiliates, in each instance which has caused or is reasonably likely to cause material harm to the Company;

(b) substantial repeated failure to perform duties properly assigned, as determined by the Company;

(c) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or Affiliates, in each instance which has caused or is reasonably likely to cause material harm to the Company; or

(d) any other material breach of a provision of any written agreement or policy with the Company or any of its Subsidiaries or Affiliates which is not cured within thirty (30) days after written notice thereof is delivered to such employee.

“Change in Control” means the occurrence of one of the following events:

(a) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof other than voluntary resignation or death; or

(c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale to an Exempt Person.

Notwithstanding the foregoing, a transaction or series of related transactions shall not constitute a Change in Control hereunder unless it or they also constitute a “change in control” as defined in Section 409A of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be comprised solely of two or more “outside directors” (within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder) as appointed from time to time to serve by the Board. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 or any successor rule (“Rule 16b-3”) under the Exchange Act.

“Common Stock” shall mean the Company’s common stock, par value $.01 per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee. Notwithstanding the foregoing, a participant’s incapacity shall not constitute a Disability hereunder unless it also constitutes a “disability” as defined in Section 409A of the Code.

“Effective Date” means the later of the date on which this Plan is approved by the Company’s stockholders and the date on which this Plan is approved by the Board.

“Executive” shall mean an individual who is subject to Section 16 of the Exchange Act or who is a “covered employee” under Section 162(m) of the Code, in either case because of such individual’s relationship with the Company, one of its Subsidiaries or an Affiliate.

“Exempt Person” means the Company, any Subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities.

“Exercise Price” has the meaning given such term in Section 6.1(a)(iii).

“Fair Market Value” of a share of Common Stock means, as of the date in question, the officially quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board subject to the requirements of Section 409A of the Code; provided, however, that when shares received upon exercise of an Option are immediately sold in the open market, the net sales price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

“Family Member” shall mean (i) a member of a grantee’s immediate family (children, grandchildren or spouse), (ii) trusts established solely for the benefit of such Persons identified in the immediately preceding subclause (i), (iii) or partnerships whose only partners are the grantee and/or Persons identified in subclauses (i) or (ii) hereof.

“Grant Agreement” shall have the meaning set forth in Section 7.2 below.

“Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

“Non-Qualified Stock Option” means any option other than an Incentive Stock Option.

“Options” shall mean the Incentive Stock Options and Non-Qualified Stock Options granted under this Plan.

“Performance Conditions” shall mean a performance condition (i) that is established (a) at the time an award is granted or (b) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates; (ii) that is substantially uncertain of achievement at the time it is established; and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Performance Conditions for awards may be expressed in terms of (i) earnings per share, (ii) share price, (iii) pre-tax profits, (iv) net earnings, (v) return on equity or assets, (vi) sales, or (vii) individual grantee financial or non-financial performance goals. Performance Conditions may be measured based on any of the foregoing either alone or in any combination, and, if not based on individual performance, on either a consolidated or a division or business unit level, as the Committee may determine. Performance Conditions may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust (including any beneficiary thereof), a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Plan” has the meaning given to such term in Article I.

“Section 409A Option” means any Non-Qualified Stock Option that is treated as providing for “deferred compensation” under Section 409A of the Code and the guidance issued thereunder.

“Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

“Total Shares” has the meaning given such term in Section 4.1.

ARTICLE III

Administration

The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States, and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. The Committee’s determinations on matters within its authority shall be conclusive and binding upon the participants, the Company and all other Persons. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee, or by any officer of the Company in connection with the performance of duties under the Plan, except for such Person’s own willful misconduct or as expressly provided by statute. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

It is the Company’s intent that the Options, SARs and restricted stock awards not be treated as deferred compensation under Section 409A of the Code (or any regulations or other guidance promulgated thereunder) and that any ambiguities in construction be interpreted in order to effectuate such intent. Options, SARs and restricted stock awards under the Plan shall contain such terms as the Committee determines are appropriate to avoid the application of Section 409A of the Code. In the event that, after the issuance of an Option, SAR or restricted stock award under the Plan, Section 409A of the Code or regulations thereunder are issued or amended, or the Internal Revenue Service or Treasury Department issues additional guidance interpreting Section 409A of the Code, the Committee may (but shall have no obligation to do so) amend or modify, with the consent of the Company’s chief executive officer and without the consent of the grantee, the terms of any such previously issued Option, SAR or restricted stock award to the extent the Committee determines that such amendment or modification is necessary to avoid the application of, or to comply with, Section 409A of the Code, but only so long as such amendment or modification does not adversely affect such grantee without his or her prior consent. Neither the Company nor any of its Affiliates makes any representations with respect to the application of Section 409A of the Code to any award made under the Plan and, by the acceptance of any such award each participant acknowledges the potential application of Section 409A of the Code to such award and the other tax consequences to the participant arising or resulting from the issuance, vesting, ownership, modification, adjustment, exercise and disposition thereunder.

ARTICLE IV

Limitation on Aggregate Shares; Term of Plan

4.1  Number of Award Shares.  The maximum aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed, in the aggregate, 3,500,000 shares (the “Total Shares”). If any grant under the Plan expires or terminates, becomes unexercisable or is forfeited or cancelled as to any shares of Common Stock, then such unpurchased, forfeited or cancelled shares of Common Stock shall thereafter be available for further grants under the Plan unless, in the case of Options granted under the Plan, related SARs are exercised. The Total Shares available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine. The following rules will apply for purposes of the determination of the number of Total Shares available for grant under the Plan: (a) while an award is outstanding, it shall be counted against the authorized pool of Total Shares, regardless of its vested status; (b) the grant of an Option shall reduce the

Total Shares available for grant under the Plan by the number of shares subject to such award; (c) the grant of restricted stock shall reduce the Total Shares available for grant under the Plan by two times (2x) the number of shares subject to such award; and (d) the grant of SARs shall reduce the Total Shares available for grant under the Plan by one times (1x) the number of shares subject to such award.

4.2  Term of Plan.

(a) This Plan shall be effective, and awards may be granted under this Plan, on and after the Effective Date.

(b) Subject to the provisions of Section 7.8, awards may be granted under this Plan for a period of ten (10) years from the earlier of the date on which the Board approves this Plan and the date the Company’s stockholders approve this Plan.

ARTICLE V

Persons Eligible to Receive Awards

5.1  Eligible Individuals.  Participation in the Plan shall be limited to Executives and employees of, and other individuals performing services for (including but not limited to consultants), or to whom an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the employ as a director or officer of or in the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

No employee who is eligible to receive an award under the Company’s 2006 Management Bonus Plan shall be eligible to receive restricted Common Stock under this Plan with respect to any “Performance Period” (as such term is defined in the 2006 Management Bonus Plan) for which the “Performance Objectives” (as defined in the 2006 Management Bonus Plan) are not met.

5.2  Substitution.  The Committee may also grant awards under this Plan in substitution for options or other equity interests held by individuals who become employees of the Company or of a Subsidiary as a result of the Company or Subsidiary acquiring or merging with the individual’s employer or acquiring its assets. In addition, the Committee may provide for the Plan’s assumption of options granted outside the Plan to persons who would have been eligible under the terms of the Plan to receive a grant, including both persons who provided services to any acquired company or business and persons who provided services to the Company or any Subsidiary. If necessary to conform the Options to the interests for which they are substitutes, the Committee may grant substitute Options under terms and conditions that vary from those this Plan otherwise requires.

5.3  Section 162(m) Limitations.

(a) Options and SARs.  Subject to the provisions of this Section 5.3, for so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code: (i) no employee may be granted one or more SARs and Options within any fiscal year of the Company under this Plan to purchase in the aggregate more than 250,000 shares under Options or to receive compensation calculated with reference to more than that number of shares of Common Stock under SARs, subject to adjustment pursuant to Section 7.6, and (ii) Options and SARs may be granted to an Executive only by the Committee and not by the Board. If an Option or SAR is cancelled without being exercised, that cancelled Option or SAR shall continue to be counted against the limit on awards that may be granted to any individual under this Section 5.2. Notwithstanding the foregoing, a new employee of the Company, one of its Subsidiaries or an Affiliate shall be eligible to receive up to a maximum of 500,000 shares under Options in the calendar year in which he or she commences employment, or such compensation calculated with reference to such number of shares under SARs, subject to adjustment pursuant to Section 7.6.

(b) Restricted Stock Awards.  Any grant of restricted stock hereunder intended by the Committee to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Performance Conditions. The Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code. For so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code: (i) no employee may be granted more than 100,000 shares of restricted stock in any fiscal year in the Plan, subject to adjustment pursuant to Section 7.6, and (ii) shares of restricted stock may be granted to an Executive only by the Committee and not by the Board.

(c) Other Section 162(m) Provisions.  In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial and other information for a particular performance period becomes available, certify the extent to which Performance Conditions have been achieved with respect to any award intended to qualify as performance-based compensation under Section 162(m) of the Code. In addition, the Committee may, in its discretion, reduce or eliminate the amount of any award payable to any grantee, based on such factors as the Committee may deem relevant, but the Committee may not increase the amount of any award payable to any grantee above the amount established in accordance with the relevant Performance Conditions with respect to any award intended to qualify as performance-based compensation.

ARTICLE VI

Awards

6.1  Grants.  Incentive Stock Options or Non-Qualified Stock Options, SARs alone or in tandem with Options, restricted stock awards, or any combination thereof, may be granted to such persons and for such number of shares of Common Stock as the Committee shall determine, subject to the restrictions herein (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible participants under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

(a) Incentive and Non-Qualified Options and SARs.

(i) The Committee may from time to time grant Non-Qualified Stock Options, SARs, or any combination thereof to eligible participants. In addition, the Committee may grant Incentive Stock Options to any employee of the Company. The Options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

(ii) It is the Company’s intent that Non-Qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-Qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-Qualified Stock Options. It is the intent of the Company that no Section 409A Options be issued pursuant to the Plan. However, to the extent that the Committee, in its reasonable discretion, determines that any other Non-Qualified Stock Option is a Section 409A Option, the Committee shall notify the participant of such determination and the Option shall be governed by the provisions of Section 7.10.

(iii) Price.  The price per share of Common Stock deliverable upon the exercise of each Non-Qualified Option and Incentive Stock Option (“Exercise Price”) may not, and may never, be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the Option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

(iv) Payment of Exercise Price.  Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the Exercise Price. Payment of the Exercise Price shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) if the shares are traded on an established securities market at the time of exercise, by authorizing the Company to withhold from issuance a number of shares issuable upon exercise of the Options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the Options so exercised, or (v) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an Option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company either by (I) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (II) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).

In the event a grantee elects to pay the exercise price payable with respect to an Option pursuant to clause (iv) above, (A) only a whole number of share(s) (and not fractional shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of shares, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the shares withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes). Any withheld shares shall no longer be issuable under such Option with respect to any such withheld shares).

(v) Terms of Options.  The term during which each Option may be exercised shall be determined by the Committee and set forth in the applicable Grant Agreement, but if required by the Code and except as otherwise provided herein, no Option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Common Stock pursuant to an Option shall, unless sooner terminated, expire at the date designated by the Committee and set forth in the applicable Grant Agreement. The Committee shall determine and set forth in the applicable Grant Agreement the date on which each Option shall become exercisable and may provide that an Option shall become exercisable in installments. If the Committee does not specify otherwise, Options will become exercisable as to 25% of the underlying shares per year on each anniversary of the Date of Grant. The Common Stock constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an Option and delivery of the Common Stock represented thereby, a participant shall have no rights as a stockholder with respect to any Common Stock covered by such outstanding Option (including any dividend or voting rights).

(vi) Limitations on Grants.  If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Common Stock for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

(b) Stock Appreciation Rights.  The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with Options (either at the time of grant of the related Option or thereafter by amendment to an outstanding Option). SARs shall be subject to such terms and conditions as the Committee may specify. The exercise price of an SAR may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of the grant of the SAR.

(i) No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with Options, any Options to which the SARs correspond. Prior to the exercise of the SAR and delivery of the cash and/or shares represented thereby, the participant shall have no rights as a stockholder with respect to shares covered by such outstanding SAR (including any dividend or voting rights).

(ii) SARs granted in tandem with Options shall be exercisable only when, to the extent and on the conditions that any related Option is exercisable. The exercise of an Option shall result in an immediate forfeiture of any related SAR to the extent the Option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related Option to the extent the SAR is exercised.

(iii) Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with Options, any Option to which the SAR is related, multiplied by the number of shares as to which the SAR is exercised. The Committee shall decide whether such distribution shall be in cash, in shares having a Fair Market Value equal to such amount, in Other Company Securities having a Fair Market Value equal to such amount or in a combination thereof.

(iv) All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with Options, any related Option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related Option, as applicable. A SAR granted in tandem with Options shall expire at the same time as any related Option expires (which shall, in any event, be no later than ten (10) years after the date such Option was granted) and shall be transferable only when, and under the same conditions as, any related Option is transferable. Any SAR not granted in tandem with an Option shall expire no later than ten (10) years from the date such SAR was issued.

(c) Restricted Stock.  The Committee may at any time and from time to time grant shares of restricted Common Stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in Section 5.1(b)), and the time or times at which such restrictions shall lapse with respect to all or a specified number of shares that are part of the grant.

(i) The participant will be required to pay the Company the aggregate par value of any shares of restricted Common Stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such shares of restricted Common Stock are treasury shares. Unless otherwise determined by the Committee, certificates representing shares of restricted Common Stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock. Notwithstanding anything herein to the contrary, unless the Board determines otherwise, all ordinary cash dividends paid upon any share of restricted stock prior to its vesting may, at the discretion of the Board, be retained by the Company for the account of the relevant participant and upon vesting will be paid to the relevant participant.

(ii) Except as otherwise provided by the Committee, immediately prior to a Change of Control or at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death or Disability during any period of restriction, all restrictions on shares of restricted Common Stock granted to such participant shall lapse. At such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, all shares of restricted Common Stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

ARTICLE VII

General Provisions

7.1  Termination; Forfeiture.

(a) Death.  If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary due to death, all of the participant’s Options and SARs shall expire or terminate on the first anniversary of the participant’s termination of employment.

(b)  Disability.  If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to Disability, all of the participant’s Options and SARs shall expire or terminate on the earlier of (i) the first anniversary of the participant’s termination of employment for Disability and (ii) 60 days after the optionee no longer has a Disability.

(c) Discharge for Cause.  If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant’s Options and SARs shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

(d) Other Termination.  Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s Options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the Options or SARs and (B) all of the participant’s Options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(e) Change in Control.  Unless the participant’s Grant Agreement provides otherwise, if there is a Change in Control of the Company, all of the participant’s Options and SARs shall become fully vested and exercisable upon such termination and shall remain so for up to [one year] after the date of termination, but in no event after the expiration date of the Options or SARs. Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing. In addition, the Committee may determine that a particular participant’s Options or SARs will not become fully exercisable as a result of what the Committee, in its sole discretion, determines is the participant’s insufficient cooperation with the Company with respect to a Change of Control. The Committee may allow conditional exercises in advance of the completion of a Change of Control that are then rescinded if no Change of Control occurs.

(f) Other.  Notwithstanding anything to the contrary, if exercise is permitted after termination of employment, the Option and SARs will nevertheless expire as of the date that the participant violates any covenant not to compete or other post-employment covenant in effect between the Company and such participant. In addition, an optionee who exercises an Option or SAR more than 90 days after termination of employment with the Company will receive Incentive Stock Option treatment only to the extent the law permits, and becoming or remaining an employee of another related company (that is not a Subsidiary) or an independent contractor will not prevent loss of Incentive Stock Option status because of the formal termination of employment.

7.2  Written Agreement.  Each grant of Options, SARs and restricted stock to a participant under this Plan shall be embodied in a written agreement (an “Grant Agreement”) which shall be signed by the participant and by the Compensation Committee of the Board for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Grant Agreement (including, but not limited to, (i) the right of the Company and such other Persons as the Committee shall designate (“Designees”) to repurchase from each participant, and such participant’s transferees, all shares of Common Stock issued or issuable to such participant on the exercise of such award in the event of such participant’s termination of employment, (ii) rights of first refusal granted to the Company and Designees, (iii) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (iv) any other terms and conditions which the Committee shall deem necessary and desirable).

7.3  Listing, Registration and Compliance with Laws and Regulations.  If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of shares subject to any Option, SAR or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such Option or SAR may be exercised in whole or in part, and no shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

7.4  Nontransferability.  No Option, SAR, or restricted stock granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or, with respect to such grants other than grants of Incentive Stock Options, to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an Option or SAR may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the Option or SAR by gift or qualified domestic relations order; by his or her executor or administrator the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution; or by his or her guardian or legal representative or the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any Option, SAR or restricted stock granted under the Plan and transferred as permitted by this Section 7.4, and any transferee of any such Option, SAR or restricted stock shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

7.5  Taxes.

(a) Participant Election.  Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an Option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an Option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 7.5, such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6.1(a)(iv) with respect to the delivery or withholding of Common Stock in payment of the exercise price of Options.

(b) Company Requirement.  The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 7.5(a) or this Section 7.5(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of shares under the Plan.

7.6  Adjustments.  In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares or other property available for issuance under the Plan (including, without limitation, the total number of shares available for issuance under the Plan pursuant to Article IV), in the number and kind of Options, SARs, shares of restricted Common Stock or other property covered by grants previously made under the Plan, and in the exercise price of outstanding Options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding Options, SARs and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control, the Committee may, in its discretion, (i) cancel any or all outstanding Options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their Options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the Option holders pursuant to such transaction if their Options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such Options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

7.7  No Right to Employment.  Nothing in this Plan or in any Grant Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate any participant’s employment at any time (with or without cause), nor confer upon any participant any right to continue in the employ of the Company or its Subsidiaries for any period of time or to continue such participant’s present (or any other) rate of compensation, and, except as otherwise provided under this Plan or by the Committee in the Grant Agreement, in the event of any participant’s termination of employment (including, but not limited to, the termination of a participant’s employment by the Company without cause) any portion of such participant’s Option that was not previously vested and exercisable shall expire and be forfeited as of such participant’s date of termination. No employee shall have a right to be selected as a participant or, having been so selected, to be selected again as a participant.

7.8  Amendment, Suspension and Termination of Plan.  The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend the Plan from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of participants under outstanding Options, SARs and restricted stock awards without the consent of the participants affected.

7.9  Amendment, Modification and Cancellation of Outstanding Awards.  The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on shares); provided that, except as otherwise provided in Sections 7.2 and 7.8, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent; and provided further that the Committee shall not (i) reduce the exercise price of any Options or SARs awarded under the Plan or (ii) cancel any Option or SAR and issue a new award with a lower exercise price in respect of such cancelled Option or SAR without approval of the stockholders of the Company. The Committee may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards. Notwithstanding anything to the contrary herein, under no circumstances shall the any outstanding award under this Plan be repriced other than adjustments permitted under Section 7.6.

7.10  Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Board or Committee member shall be entitled to the indemnification rights set forth in this Section 7.10 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding, a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

7.11  Commencement Date; Termination Date.  The date of commencement of the Plan shall be the later of date it is approved by (i) the Board, or (ii) the Company’s stockholders. The Plan will also be subject to reapproval by the stockholders of the Company when and as required by the Code. Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate ten years after the earlier of (i) commencement date of the Plan or (ii) stockholder approval. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of Options or other incentives theretofore granted under the Plan. Upon approval of this Plan by the Company’s stockholders, the Company shall cease to make any new grants under the 1999 Equity Incentive Plan and the Acquisition Incentive Plan.

7.12  Section 409A Savings Clause.  Notwithstanding any of the foregoing provisions of the Plan, and in addition to the powers of amendment set forth in Section 7.9 hereof, the provisions hereof and the provisions of any award made hereunder may be amended by the Committee from time to time to the extent necessary (and only to the extent necessary) to prevent, in the Committee’s good faith determination, the implementation, application or existence (as the case may be) of any such provision that would (i) require the inclusion of any compensation deferred pursuant to the provisions of the Plan (or an award thereunder) in a participant’s gross income pursuant to Section 409A of the Code, and the regulations or other guidance issued thereunder from time to time and/or (ii) inadvertently cause any award hereunder to be treated as providing for the deferral of compensation pursuant to such Code section and regulations; provided that the amendment of any outstanding award pursuant to the provisions of this Section 7.12 shall require the consent of the affected participant.

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